Exhibit 10.2

Amendment To Agreement

Between

Bingham Canyon Corporation

And

Annihilyzer, Inc.

WHEREAS Bingham Canyon Corporation (referred to herein as “Bingham” or “Buyer”) and Annihilyzer, Inc, (referred to herein as “Seller”) have heretofore entered into an agreement dated November 29, 2016 (the “Agreement”), a copy of which is annexed hereto and made a part hereof; and

WHEREAS Bingham and Seller are desirous of amending certain items of the Agreement as hereinafter set forth.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein,

IT IS HEREBY AGREED:

1.	Paragraph (1.2) of Article 1 of the Agreement is hereby deleted in its entirety and is replaced by the following Paragraph (1.2):

“(1.2) At Closing, Bingham shall: (a) issue and deliver to seller, a total of 2,250,000 shares of common stock of Bingham (hereinafter referred to as “Seller Shares”) constituting the purchase price (the “Purchase Price”)” and (b) effective as of the Closing, Bingham shall grant to Seller or its designee, a 3-year sub-registration license or right to use Bingham’s EPA Registration # 82341-4. Bingham agrees to allow Seller to sell its registered product under Seller’s name and address. This is sometimes referred to as a supplemental distribution and the product is referred to as a supplemental registration or distributor product. As a result, Bingham hereby GRANTS, ASSIGNS and CONVEYS to Seller all of the necessary rights, including but not limited to act as Bingham’s agent, to use, manufacture and sell Bingham’s proprietary fluid arising from Bingham’s EPA Registration # 82341-4 for a 3 year period beginning upon the effective date. During the 3 year term, Seller shall pay to Bingham a total of $0.50 for each gallon that Seller sells of Bingham’s proprietary fluid arising from Bingham’s EPA Registration # 82341-4. No other consideration will be tendered by Seller concerning for the use of the Registration. Bingham agrees to promptly cooperate with Seller and execute all necessary documents so that Seller may utilize Bingham’s EPA Registration # 82341-4 as a sub-registrant contemplated herein, including but not limited to all necessary submissions to the United States Environmental Protection Agency (EPA) or other federal, state, or local governing agencies.

2.	There shall be added to Article 1 of the Agreement, the following new Paragraph (1.4) which shall read as follows:

“At Closing, Bingham shall execute and deliver to Seller, a mutually acceptable assignment of their right in the EPA Registration # 82341-4 (the “EPA Assignment”). A copy of the acceptable EPA Assignment is attached hereto as Schedule 1.2.”

3.	Paragraph (2.11) at subdivision (c) of Article 2 of the Agreement is hereby amended and replaced to read as follows:

“(c) Seller has reviewed and understands the disclosure provided and Buyers written recent disclosure forms filed with the SEC: Form 10K Annual Report filed March 29,2016, Form 10Q Report filed November 14, 2016, Form 8K Current Report filed September 2, 2016 and Form 8K-A Current Report filed October 12, 2016.”

4.	There shall be added to Article 3 of the Agreement, the following new Paragraph (3.8) which shall read as follows:

“(3.8) After the Closing, Bingham shall file a registration statement with the SEC (the “Registration Statement”) in the very near future, which, subject to consent of the underwriter, such that Bingham shall register for sale to the public upon effectiveness of the Registration Statement, shares on behalf of Bingham and shares representing up to a total of 16% of the Seller Shares.”

5.	Subparagraph (f) of Paragraph (5.1) of Article 5 is hereby deleted in its entirety.

6.	The Agreement, Article 5, Paragraph 5.1 is amended to reflect that the parties agree to extend the Closing from April 1, 2017, until April 6, 2017.

7.	Except as amended hereby, the Agreement dated November 29, 2016 between the parties is ratified and approved.

IN WITNESS WHEREOFthe Parties have set forth their signature and seals this 6th day of April, 2017.

Bingham Canyon Corporation

By /s/ Gary Grieco

Gary Grieco, President

Annihilyzer, Inc.

By /s/ Marty Paris

Marty Paris, Director